UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 26, 2005
CSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 674-9015
Not Applicable
(Former Name or former address if changed since last report)
Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
On August 26, 2005, the Audit Committee of the Board of Directors of CSB Bancorp, Inc. (the “Company”) notified S.R. Snodgrass, A.C. (“Snodgrass”) they have been engaged to serve as the Company’s independent public accountants, and have notified Clifton Gunderson LLP (“Clifton”) they have been dismissed as the Company’s independent public accountants, effective immediately. The appointment of Snodgrass and the dismissal of Clifton were approved and effected by the Audit Committee.
Clifton performed audits of the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003. Clifton’s reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two years ended December 31, 2004, and from December 31, 2004 through the effective date of Clifton’s termination, there have been no disagreements between the Company and Clifton on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Clifton to make reference to the subject matter of such disagreements in connection with its report. None of the “reportable events” described in Item 304 (a) (1) (v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, have occurred during the two years ended December 31, 2004, or through the effective date of Clifton’s termination.
During the two years ended December 31, 2004, and from December 31, 2004 until the effective date of their dismissal, Clifton did not advise the Company of any of the following matters:
1.	That the internal controls necessary for the Company to develop reliable financial statements did not exist;
2.	That information had come to Clifton’s attention that had led it to no longer be able to rely on management’s representations or that had made it unwilling to be associated with the financial statements prepared by management;
3.	That there was a need to expand significantly the scope of the audit of the Company or that information had come to Clifton’s attention that if further investigated: (i) may materially impact the fairness or reliability of either a previously issued audit report or underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) may cause it to be unwilling to rely on management’s representation or be associated with the Company’s financial statements and that, due to its dismissal, Clifton did not so expand the scope of its audit or conduct such further investigation.

4.	That information had come to Clifton’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously-issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements) or that, due to its dismissal, there were no such unresolved issues as of the date of its dismissal.
The Company requested that Clifton furnish it with a letter addressed to the SEC stating whether or not Clifton agreed with the statements made by the Company set forth above, and if not, stating the respects in which Clifton did not agree. The Company provided Clifton with a copy of the foregoing disclosures and requested that they furnish a letter addressed to the SEC, stating whether it agrees with the above statements. The Company will file a copy of Clifton’s response within two business days of its receipt by the Company.
During the two years ended December 31, 2004 and from December 31, 2004 through the engagement of Snodgrass as the Company’s independent accountant, neither the Company nor anyone on its behalf has consulted Snodgrass with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement with Clifton on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Clifton, would have caused Clifton to make reference to the matter in their report, or a “reportable event” as described in Item 304 (a) (1) (v) of the Regulation S-K promulgated by the SEC.
Item 9.01 Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) The following exhibits are included with this Report:

Exhibit Number:	Description

16	Letter of Clifton Gunderson LLP

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

CSB BANCORP, INC.
	By:	/s/ John J. Limbert

Date: August 26, 2005		President and Chief Executive Officer